Exhibit 10.5

Consultancy Services Agreement

This Consultancy Services Agreement (“Agreement”) between Powerfleet, Inc. (“Company”) and David Wilson (“Consultant”) (collectively the “Parties”) is effective August 11, 2026 (“Effective Date”). The Parties agree as follows:

1.	Scope of Work. Consultant will provide the following services (“Services”):

1.1.	Advice. Consultant agrees to advise Company leadership on financial, operational, and organizational matters requested by the Company’s CEO or designee.

1.2.	Professionalism. Consultant shall complete Services in a professional manner consistent with industry standards and agrees to timely update the Company on progress as requested. During the term of this Agreement, Consultant shall devote such time and effort as is reasonably necessary to the Service. Consultant may engage in other business activities (including board service, investments and other Consultancy engagements) that do not materially conflict with Consultant’s obligations hereunder.

1.3.	No Authority To Bind Company. Consultant shall provide advice but has no authority to make decisions on behalf of Company. Consultant shall not have authority to, and shall not represent he has authority to, legally bind the Company, make personnel decisions, or issue official communications from the Company. To the extent Consultant receives inquiries regarding such matters, or other matters outside of Consultant’s Services, Consultant shall refer such matters to the CEO or designee.

2.	Compensation. Company shall pay Consultant as follows.

2.1.	Fees. Company shall pay Consultant fees (“Fees”) in the amount of $37,410 U.S. dollars per month during this engagement. Any partial months shall be prorated.

2.2.	Timing. Fees for the prior month shall be paid no later than the fifth day of the next month. In the event of a good faith dispute regarding Fees, Company may withhold the disputed portion.

2.3.	Expense Reimbursement. Company shall reimburse Consultant for reasonable business expenses arising out of the Services. To receive reimbursement for expenses over $1,000, Consultant must obtain advance written approval and timely submit proper supporting documentation (including full receipts, names of attendees, business purpose, and other pertinent information) within thirty (30) days of incurring the expense.

3.	Term and Termination. The term of this Agreement shall be 90 days, to commence on the Effective Date, and shall thereafter automatically renew for one-month periods until terminated by either Party under this Agreement. Either Party may terminate this Agreement by providing the other Party 14 calendar days’ written notice for any reason or no reason. In the event of termination by either Party, Consultant shall continue to provide Services, except that Company may elect to pay out any part of the notice period in lieu of continuing Services.

4.	Independent Contractor Status. Consultant is an independent contractor and not a Company employee. In its capacity as an independent contractor, Consultant agrees and represents:

4.1.	Consultant possesses the skills, knowledge, and experience to complete the Services without the need for training from Company;

4.2.	Consultant will comply with all applicable laws, rules, and regulations in performing Services. Consultant agrees to promptly report to Company in writing any violations of applicable law arising out of or related to Consultant’s Services, including without limitation any discrimination, harassment, bribes, kickbacks, or conflicts of interest.

4.3.	Consultant represents and warrants that the Services provided under this Agreement do not infringe on any rights of a third party, in contract or otherwise.

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4.4.	Under this Agreement, Consultant is not eligible for, nor shall participate in, any Company benefits, pension, retirement, equity, health or disability, insurance, or fringe benefit plans; not entitled to workers’ compensation benefits or unemployment compensation coverage from Company; not entitled to other employee rights; and solely responsible for its own tax withholding, payment, and reporting related to any compensation under this Agreement.

5.	Protecting Company’s Legitimate Business Interests.

5.1.	Confidential Information. As a material term of this Agreement, Consultant must sign the Non-Disclosure/Confidentiality Agreement attached as Exhibit A and incorporated herein by reference. Without limiting Exhibit A, for information security purposes and in light in of the sensitive financial information to which Consultant will have access, Consultant shall only perform Services through Company laptops, devices, systems, and accounts, and shall not use personal laptops, devices, systems, and accounts to perform Services or store, use, or transmit confidential information.

5.2.	Injunctive Relief. Consultant agrees that, because of the unique nature of the covenants made by Consultant in this Agreement, any breach or threatened breach of Section 5.1 will cause irreparable injury to the Company and the exact damages would be difficult to assess. Accordingly, Consultant agrees that in the event of any breach or threatened breach of any said restrictive covenants, the Company shall be entitled, without waiving or in any way affecting any of its other rights and remedies it may have, and without the necessity to post bond or other security, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction. Such relief shall be cumulative and in addition to any other remedies at law or in equity (including monetary damages) which may be available to the Company. Consultant and the Company further agree that in any action brought to enforce or seek damages under this Agreement, the prevailing party shall be entitled to their reasonable attorney’s fees and costs.

5.3.	Duties Extended By Breach. Section 5.1. and 5.4 shall survive the termination, non-extension, or expiration of this Agreement.

5.4.	Intellectual Property Ownership. To the extent Consultant creates any inventions, designs, improvements, work, deliverables, processes, systems, and other legally protectable intellectual property arising out of or related to the Services (a) that relates to the Company’s business, or its actual or demonstrably anticipated research and/or development activities, (b) that results from work performed for the Company, or (c) that involves the use of equipment, supplies, facilities, confidential information, trade secrets or other resources of the Company (collectively “Work Product”), Consultant hereby irrevocably and exclusively grants Company all right, title and interest in and to the Work Product, including without limitation all copyrights, patent, trade secret, trademark (including the good will associated therewith) or other intellectual property rights therein including any extensions and renewals thereof, throughout the world in perpetuity in any and all media, now known or hereafter devised; provided, however, that Work Product shall exclude (x) Consultant’s pre-existing methodologies, frameworks, templates, tools, and know-how (“Consultant Background IP”) and (y) Consultant’s general skills, experience, and residual knowledge retained in unaided memory). Accordingly, Company is the sole and exclusive owner and copyright proprietor of all right, title and interest in the Work Product in whatever stage of completion. Work Product shall be deemed “works made for hire” to the extent applicable. Consultant shall promptly execute and deliver to Company documents reasonably requested for Company to secure copyright protection, or other intellectual property protection, in Work Product. Upon request of Company, Consultant will deliver to Company all files and materials related to the Work Product at no cost to Company. Consultant grants Company the right to use, change, add to, take from, translate, reformat, modify, edit, or repurpose the Work Product in any manner Company may in its sole discretion determine. Consultant waives all so-called “moral rights” or “droit moral” rights and any similar or analogous rights under the applicable laws of any country of the world. Company has no obligation to provide “credit” or “attribution” to Consultant for the Work Product delivered or services rendered hereunder. To the extent the grant of right, title, and interest herein is not effective, Consultant grants Company an irrevocable, perpetual license to all Work Product. Consultant retains all right, title, and interest in Consultant Background IP, and hereby grants Company a non-exclusive, royalty-free, perpetual license to use (with commercial and non-commercial rights), alter, improve, change, add to, take from, translate, reformat, modify, edit, or repurpose Consultant Background IP provided by Consultant to Company during the Services. Without limiting the foregoing, the rights under this Agreement allow Company to continue to use the advice, recommendations, changes, ideas, and processes provided by Consultant to Company during the course of the Services.

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6.	Miscellaneous.

6.1.	No Assignment. Company may assign its rights under this Agreement to its affiliates. Aside from this right, neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party.

6.2.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of New York, without regard to its conflict of laws rules. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of New York with respect to any matter arising under this Agreement.

6.3.	Severability/Survival. In the event that any term of this Agreement is invalid or void by any court of competent jurisdiction, such term shall be severed, and all the remaining terms shall remain in full force and effect.

6.4.	Non-Waiver. The failure of either party to insist upon strict performance of any terms and conditions of this Agreement shall not be construed as a waiver of any other terms.

6.5.	Entirety of Agreement/Amendment. This Agreement, including any documents incorporated by reference, sets forth the entire agreement and understanding of the Parties relating to the Services and supersedes all prior agreements related to the Services, and neither party shall be bound by any representation or term related to the Services other than as expressly stated in this Agreement or by a written amendment to this Agreement signed by authorized representatives of both Parties; provided that nothing herein supersedes any covenants contained in the covenants agreement between Consultant and Company dated November 11, 2022 (the “Covenants Agreement”) and such Covenants Agreement remains in effect on its terms .

6.6.	Signature. This Agreement may be signed in counterparts and by electronic signature.

COMPANY		CONSULTANT

Powerfleet Inc.		David Wilson

/s/ Melissa Garza		/s/ David Wilson	August 10, 2026
Signature	Date	Signature	Date

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Exhibit A

Non-Disclosure/Confidentiality Agreement

This Agreement is made, entered into and effective this August 11, 2026, by and between Powerfleet, Inc. and its subsidiaries and affiliates (collectively “Company”), a Delaware corporation having a place of business at 123 Tice Boulevard, Suite 101, Woodcliff Lake, NJ 07677 and David Wilson, Consultant (the “Consultant”) (each a “Party” and collectively the “Parties”), and is made with reference to the following facts and objectives:

WHEREAS, Company has engaged the Consultant to provide services as a Consultant to Company’s Chief Executive Officer (the “Services”) in connection with that certain Consultancy Services Agreement between the Parties, to which this Agreement is attached as an Exhibit A and incorporated and made part thereof; and

WHEREAS, in connection with the Services, each Party may disclose to the other Party certain confidential and/or nonpublic information about itself, its business, and/or its customers; and

WHEREAS, each Party acknowledges the need to protect the confidentiality of such information.

NOW THEREFORE, in consideration of the Recitals stated above and the promises and covenants contained herein, the parties hereto hereby agree as follows:

1. Confidentiality. This Agreement shall operate mutually. For all purposes hereunder, each Party shall be a “Disclosing Party” with respect to Confidential Information it discloses to the other Party, and a “Receiving Party” with respect to Confidential Information disclosed to it by the other Party. In connection with this Agreement and the Services, a Receiving Party and its representatives may develop or acquire knowledge of Confidential Information relating to Disclosing Party, its business, potential business, or that of its customers (hereafter “Confidential Information”). “Confidential Information” includes all trade secrets, technical, operating, financial, and other non-public proprietary business information, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding actual or prospective client and investor lists, costs, marketing plans, business plans, and other non-public plans, materials, enhancements, research, specifications, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, designs, inventions, discoveries, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, proposals, price lists, customer, client, and supplier lists and information, product development and project procedures. Confidential Information does not include (a) general skills, experience, or information that is generally available to the public, other than information that has become generally available as a result of Receiving Party’s direct or indirect act or omission, (a-1) information that was known to the Receiving Party prior to disclosure without an obligation of confidentiality, (a-2) information independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information, (a-3) information rightfully received by the Receiving Party from a third party without confidentiality restriction, or (b) information that is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by any other regulatory organization having authority pursuant to law; provided, however, that Receiving Party shall have first given prompt written notice to Disclosing Party to afford it a reasonable opportunity to obtain a protective order requiring that the Confidential Information not be disclosed and, in the event such protective order is not obtained, Receiving Party shall disclose only that portion of the Confidential Information that Receiving Party is legally obligated to disclose. The Receiving Party’s obligations with respect to any item of Confidential Information (other than trade secrets, which shall be protected for so long as they remain trade secrets) shall expire five (5) years after the date of disclosure. With respect to Confidential Information:

(a) Receiving Party will use Confidential Information only in the performance of the Services for Disclosing Party. Receiving Party will not use Confidential Information at any time for its own personal benefit, for the benefit of any other individual or entity, or in any manner adverse to the interests of Disclosing Party or its customers;

(b) Receiving Party will not disclose Confidential Information at any time (during or after Receiving Party’s engagement by Disclosing Party) except to authorized Disclosing Party personnel, unless Disclosing Party consents in advance in writing or unless the Confidential Information indisputably becomes of public knowledge or enters the public domain (other than through Receiving Party’s direct or indirect act or omission);

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(c) Receiving Party will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of Disclosing Party in effect from time to time regarding storage, copying, destruction, and handling of documents;

(d) Receiving Party acknowledges that Disclosing Party may be required to sign non-disclosure or confidentiality agreements with customers, prospective customers, and other third parties in which the Disclosing Party agrees that its employees and agents will not disclose Confidential Information of such customers, prospective customers, or other third parties. By executing this Agreement, Receiving Party acknowledges and agrees that Disclosing Party may rely, and will rely, on this Agreement for purposes of entering into such other agreements. Further, Receiving Party will execute and abide by all confidentiality agreements reasonably requested by Disclosing Party’s customers, prospective customers, and other third parties; and

(e) Receiving Party will return all materials containing and/or relating to Confidential Information, together with all other property of Disclosing Party and its customers to Disclosing Party when the parties’ business relationship terminates or otherwise on demand and, at that time Receiving Party will certify Disclosing Party, in writing, that Receiving Party has complied with this Agreement. Receiving Party will not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, databases, diskettes, or other documents or electronically stored information of any kind relating in any way to the business, potential business, or affairs of Disclosing Party without Disclosing Party’s consent.

2. Disclaimer; No License. THE Disclosing Party CONFIDENTIAL INFORMATION IS PROVIDED “AS IS” AND Disclosing Party MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE Disclosing Party CONFIDENTIAL INFORMATION AND SHALL HAVE NO LIABILITY TO COMPANY OR ANY OTHER PERSON OR ENTITY FOR ANY RELIANCE UPON THE Disclosing Party CONFIDENTIAL INFORMATION BY COMPANY OR SUCH OTHER PERSON OR ENTITY. Receiving Party shall not, by the terms of this Agreement, receive any license or right to use the Disclosing Party Confidential Information. Receiving Party shall not (i) alter, maintain, enhance, or otherwise modify any software included within the Disclosing Party Confidential Information; (ii) disassemble, decompile, or reverse-engineer any such software; or (iii) otherwise take action to discover the equivalent of any such software.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the day and year first above written.

Powerfleet, Inc.		David Wilson

By:	/s/ Melissa Garza	By:	/s/ David Wilson
Name:	Melissa Garza	Name:	David Wilson

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